Exhibit 99.1

Investor Contact Information:

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB Financial Group, Inc. Announces Second-Quarter and Six-Month 2014 Results

Near double-digit loan growth and 27 percent linked-quarter earnings growth

DEFIANCE, Ohio, July 28, 2014 -- SB Financial Group, Inc. (NASDAQ: SBFG), a diversified financial services company providing full-service community banking, mortgage banking, wealth management and item processing services, today reported earnings for the second quarter and six months ended June 30, 2014.

●	Second-quarter earnings of $1.2 million, a 27 percent increase over the linked quarter
●	Loan growth of 9.1 percent, up $42.1 million from the prior year, up $24.2 million from the linked quarter
●	Nonperforming assets at 0.93 percent of total assets
●	Operating expenses declined 6.4 percent from the prior year

Highlights*	Three Months Ended		Six Months Ended
(in $000’s except ratios and per share data)	Jun. 2014	Jun. 2013	Jun. 2014	Jun. 2013
Net interest income (FTE)	$5,347	$5,448	$10,270	$10,840
Noninterest income	3,295	3,820	5,854	7,387
Noninterest expense	6,627	7,080	12,705	13,750
Net income	1,245	1,319	2,225	2,637
Earnings per diluted share	0.25	0.27	0.46	0.54
Net interest margin (FTE)	3.60%	3.86%	3.51%	3.86%
Return on assets	0.76%	0.82%	0.67%	0.82%
Return on equity	8.55%	9.70%	7.72%	9.76%

 * Consolidated earnings for SB Financial include the results of the Company’s Banking Group, consisting primarily of The State Bank and Trust Company (“State Bank” or the “Bank”), and the Company’s data services subsidiary, Rurbanc Data Services, Inc. (dba “RDSI Banking Systems” or “RDSI”).

 “This was a very encouraging quarter for our Company. Improved economic conditions led to a more stable housing environment and lower unemployment. We saw increased loan demand in our traditional markets, as well as our low-share markets of Toledo and Columbus. Our growth this quarter reflects the improved market conditions and optimism of our customers,” said Mark Klein, President and Chief Executive Officer of SB Financial Group.

1

RESULTS OF OPERATIONS

Consolidated Revenue

Total revenue, consisting of net interest income on a fully tax equivalent (FTE) basis and noninterest income, was down 6.8 percent from the second quarter of 2013, but up 15.5 percent from the linked quarter.

●	Net interest income (FTE) was down 1.9 percent for the second quarter, but up 8.6 percent compared to the linked quarter

●	Net interest margin (FTE) was down 26 basis points for the second quarter, but up 14 basis points to the linked quarter

●	Noninterest income was down $0.5 million, or 13.7 percent, for the second quarter, but up $0.7 million, or 28.8 percent, for the linked quarter

●	Total revenue, consisting of net interest income on a fully tax equivalent basis and noninterest income, for the first six months of 2014 was $16.1 million, compared to $18.2 million for the first six months of 2013. The change was due primarily to lower mortgage volume and continued compression of net interest margin.

Mortgage Loan Business

For the second quarter of 2014, mortgage loan originations were $66.6 million, down $15.4 million, or 18.8 percent, from the year-ago second quarter, but up $33.0 million, or 98.1 percent, from the linked quarter. For the first six months of 2014, mortgage loan originations were $100.2 million, from $153.9 million in the first six-months of 2013.

Net mortgage banking income, consisting of gains on the sale of mortgage loans and net loan servicing fees, was $1.4 million for the second quarter of 2014, compared to $1.9 million for the year-ago quarter. The mortgage servicing valuation adjustment for the second-quarter 2014 was a negative $0.08 million, slightly worse than the linked quarter. The mortgage servicing portfolio at June 30, 2014, was $627.2 million, up $52.1 million, or 9.1 percent, from June 30, 2013.

Mr. Klein noted, “Mortgage volume returned to more normalized levels for our bank this quarter. The purchase market continued to dominate our production, contributing 96 percent of our $67 million in new originations in the quarter. We continue to add originators and take market share in all of our markets.”

Mortgage Banking ($000’s)	Three Months Ended
	Jun. 2014	Mar. 2014	Dec. 2013	Sep. 2013	Jun. 2013
Mortgage originations	$66,563	$33,602	$39,679	$55,192	$81,945
Mortgage sales	49,091	27,961	33,921	58,101	67,050
Mortgage servicing portfolio	627,215	609,419	605,993	597,030	575,091
Mortgage servicing rights	5,375	5,228	5,180	5,076	4,613

Mortgage servicing revenue:
Loan servicing fees	387	380	388	367	350
OMSR amortization	(147)	(117)	(126)	(164)	(205)
Net administrative fees	240	263	262	203	145
OMSR valuation adjustment	(83)	(18)	(21)	205	273
Net loan servicing fees	156	245	241	408	418
Gain on sale of mortgages	1,211	572	776	1,356	1,450
Mortgage banking revenue, net	$1,368	$817	$1,017	$1,764	$1,868

2

Fee Income and Noninterest Expense

SB Financial’s fee income includes revenue from a diverse group of services, such as wealth management, deposit fees and income from bank-owned life insurance. Wealth management assets under management stood at $332.3 million as of the second quarter of 2014. For the quarter, fee income as a percent of total revenue was 38.6 percent, down slightly from the prior year. For the first six months, fee income as a percentage of total revenue was 36.8 percent.

For the second quarter of 2014, noninterest expense (NIE) was down $0.5 million, or 6.4 percent, compared to the second quarter of 2013. For the first six months of 2014, operating expenses are down $1.0 million, or 7.6 percent, compared to the prior year first six months. While volume related costs were up slightly this quarter, we continue to see reductions in credit costs, employee benefits, and the reduction in state tax due to Ohio’s new financial institution tax.

“Our fee income continues to be a competitive strength, particularly in the current interest-rate environment.” Mr. Klein noted. “We are especially pleased that our fee income as a percentage of total revenue for the second-quarter 2014 was 38.6 percent, which is approaching the 40 percent level we target to achieve. We continue to manage our operating expenses, down over $1.0 million from the prior year.”

Fee Income / Noninterest Expense (000’s)
	Jun. 2014	Mar. 2014	Dec. 2013	Sep. 2013	Jun. 2013
Fee Income	$3,295	$2,559	$2,949	$3,710	$3,820
Fee Income / Total Revenue	38.6%	34.7%	37.1%	41.8%	41.7%
Fee Income / Average Assets	2.0%	1.6%	1.8%	2.3%	2.4%

Noninterest Expense	$6,627	$6,079	$6,199	$6,562	$7,080
Efficiency Ratio	76.0%	80.6%	76.4%	72.4%	75.5%
NIE / Average Assets	4.0%	3.8%	3.8%	4.1%	4.4%

Balance Sheet

Total assets as of June 30, 2014, were $662.5 million, up 4.9 percent from the year-ago quarter. Total equity as of June 30, 2014, was $59.0 million, up 8.5 percent from the year-ago quarter.

Total loans held for investment (HFI) were $506.1 million at June 30, 2014, up $42.1 million, or 9.1 percent, from the year-ago quarter. Commercial real estate loans accounted for the majority of growth, up $16.0 million, or 8.0 percent. Commercial and residential real estate loans rose $7.7 million and $11.8 million, respectively. Consumer loans included the growth in our branded credit card portfolio, with $1.0 million in balances and $6.4 million in available credit lines.

The investment portfolio of $89.3 million represented 13.5 percent of assets at June 30, 2014, which was down slightly from the prior year. Deposit balances of $524.1 million at June 30, 2014, increased by $12.7 million since June 30, 2013. Growth from the prior year included $9.2 million in checking and $3.5 million in time deposit balances.

3

Mr. Klein stated, “We saw broad and diverse growth in our loan portfolio this quarter compared to the year-ago quarter. All of our markets contributed to the higher loan volume, especially our lower market-share regions of Columbus and Toledo.”

Loan Portfolio ($000’s)	Jun. 2014	Mar. 2014	Dec. 2013	Sep. 2013	Jun. 2013	Variance YOY
Commercial	$92,424	$85,701	$85,368	$81,571	$84,766	$7,658
% of Total	18.3%	17.8%	17.9%	17.2%	18.3%	9.0%
Commercial RE	215,824	212,502	205,301	209,739	199,795	16,029
% of Total	42.6%	44.1%	43.0%	44.1%	43.1%	8.0%
Agriculture	43,475	39,028	39,210	39,636	38,552	4,923
% of Total	8.6%	8.1%	8.2%	8.3%	8.3%	12.8%
Residential RE	105,054	97,857	99,620	96,477	93,292	11,762
% of Total	20.8%	20.3%	20.9%	20.3%	20.1%	12.6%
Consumer & Other	49,350	46,836	47,804	47,810	47,630	1,720
% of Total	9.7%	9.7%	10.0%	10.1%	10.3%	3.6%

Total Loans	$506,127	$481,924	$477,303	$475,233	$464,035	$42,092
Total Growth Percentage						9.1%

Asset Quality

SB Financial continues to improve its asset quality, reporting nonperforming assets of $6.2 million as of June 30, 2014, down $1.4 million, or 18.6 percent, from the year-ago quarter. Our 0.93 percent level of nonperforming to total assets was the lowest since the first quarter of 2007. Coverage of problem loans by the loan loss allowance was 116 percent at June 30, 2014.

“Our total past due loans declined to 58 basis points at quarter end, and our nonperforming asset percentage reached a seven-year low. The wide diversity in our markets provides a unique balance, which drives growth in higher quality assets,” stated Mr. Klein. “Achieving and maintaining top-quartile asset quality continues to be a primary focus for us.”

Summary of Nonperforming Assets ($000’s)

Nonperforming Loan Category	Jun. 2014	Mar. 2014	Dec. 2013	Sep. 2013	Jun. 2013
Commercial	$1,485	$1,818	$2,316	$2,738	$982
% of Total Commercial loans	1.6%	2.1%	2.7%	3.4%	1.2%
Commercial RE loans	699	753	532	642	519
% of Total CRE loans	0.3%	0.4%	0.3%	0.3%	0.3%
Residential RE	1,534	1,555	1,651	1,837	2,285
% of Total Res. RE loans	1.5%	1.6%	1.7%	1.9%	2.5%
Consumer & Other	288	280	345	363	600
% of Consumer & Other loans	0.6%	0.6%	0.7%	0.8%	1.3%
Total Nonaccruing Loans	4,006	4,406	4,844	5,580	4,386
% of Total Loans	0.8%	0.9%	1.0%	1.2%	1.0%
Accruing Restructured Loans	1,665	1,793	1,739	1,756	1,262
Total Nonaccruing & Restructured	$5,671	$6,199	$6,583	$7,336	$5,648
% of Total Loans	1.1%	1.3%	1.4%	1.5%	1.2%
OREO & Repossessed Vehicles	516	615	651	1,430	1,955
Total Nonperforming Assets	$6,187	$6,814	$7,233	$8,766	$7,603
% of Total Assets	0.9%	1.1%	1.1%	1.4%	1.2%

4

Capitalization

Improving capital ratios remains an important focus of management. The tangible equity ratio improved by 50 basis points over the past year and stood at 6.5 percent as of June 30, 2014. All bank regulatory ratios remain in excess of "well-capitalized" levels. At June 30, 2014, State Bank's Total Risk-Based Capital was estimated to be $61.6 million, $21.9 million above the “well-capitalized” level. The Total Risk-Based Capital Ratio is estimated at 12.4 percent.

The company will hold a related conference call and webcast today at 3:00 p.m. EDT. Interested parties may access the conference call by dialing 1-888-317-6016. The webcast can be accessed at http://www.yoursbfinancial.com/investorrelations.html. An audio replay of the call will be available on the SB Financial Group website.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial Group, Inc. is a diversified financial services holding company with two wholly-owned operating subsidiaries: State Bank and RDSI Banking Systems (RDSI). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, mortgage banking and commercial and agricultural lending, operating through 17 banking centers in seven northwestern Ohio counties and one center in Fort Wayne, Indiana, as well as three loan production offices located in Columbus, Ohio, and Angola, Indiana. RDSI provides item processing services to community banks located primarily in the Midwest. SB Financial Group, Inc.’s common stock is listed on the NASDAQ Global Market under the symbol SBFG.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which SB Financial Group and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors. Additional factors that could cause results to differ from those described above can be found in the Company’s Annual Report on Form 10-K and documents subsequently filed by SB Financial Group with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial Group undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial Group or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this release contains certain non-GAAP financial measures. Management believes that providing certain non-GAAP financial measures provides investors with information useful in understanding the Company’s financial performance, its performance trends and financial position. Specifically, SB Financial Group provides measures based on “core operating earnings,” which excludes merger, integration and restructuring expenses that are not reflective of on-going operations or not expected to recur. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results.

###

5

SB FINANCIAL GROUP, INC. & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - (Unaudited)

	June	March	December	September	June
($ in Thousands)	2014	2014	2013	2013	2013

ASSETS
Cash and due from banks	$13,778	$14,860	$13,137	$19,016	$10,750

Securities available for sale, at fair value	85,586	93,305	89,793	86,620	95,379
Other securities - FRB and FHLB Stock	3,748	3,748	3,748	3,748	3,748

Total investment securities	89,334	97,053	93,541	90,368	99,127

Loans held for sale	8,290	7,165	3,366	2,407	10,715

Loans, net of unearned income	506,127	481,924	477,303	475,233	464,035
Allowance for loan losses	(6,568)	(6,726)	(6,964)	(7,120)	(7,013)

Net loans	499,559	475,198	470,339	468,113	457,022

Premises and equipment, net	13,281	13,414	12,607	12,719	12,772
Cash surrender value of life insurance	13,059	12,982	12,906	12,826	12,742
Goodwill	16,353	16,353	16,353	16,353	16,353
Core deposits and other intangibles	393	524	655	784	913
Foreclosed assets held for sale, net	516	615	651	1,430	1,955
Mortgage servicing rights	5,375	5,228	5,180	5,076	4,613
Accrued interest receivable	1,456	1,423	1,281	1,694	1,575
Other assets	1,106	1,487	1,738	2,626	2,955

Total assets	$662,500	$646,302	$631,754	$633,412	$631,492

LIABILITIES AND EQUITY
Deposits
Non interest bearing demand	$87,706	$84,265	$81,570	$78,217	$76,355
Interest bearing demand	116,765	126,520	119,551	124,860	118,957
Savings	63,199	64,306	61,652	61,899	61,513
Money market	80,288	85,731	79,902	78,406	78,487
Time deposits	176,109	171,897	175,559	178,161	176,066

Total deposits	524,067	532,719	518,234	521,543	511,378

Notes payable	-	-	589	680	1,148
Advances from Federal Home Loan Bank	37,000	14,000	16,000	16,000	30,000
Repurchase agreements	17,246	16,905	14,696	14,836	9,314
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Accrued interest payable	655	425	639	448	715
Other liabilities	3,902	4,198	4,707	3,748	3,930

Total liabilities	603,490	588,867	575,485	577,875	577,105

Equity
Preferred stock	-	-	-	-	-
Common stock	12,569	12,569	12,569	12,569	12,569
Additional paid-in capital	15,403	15,391	15,412	15,399	15,392
Retained earnings	31,757	30,708	29,899	28,846	27,648
Accumulated other comprehensive income	908	407	74	415	496
Treasury stock	(1,627)	(1,640)	(1,685)	(1,692)	(1,718)

Total equity	59,010	57,435	56,269	55,537	54,387

Total liabilities and equity	$662,500	$646,302	$631,754	$633,412	$631,492

6

SB FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

($ in thousands, except share data)	Three Months Ended					Six Months Ended

	June	March	December	September	June	June	June
Interest income	2014	2014	2013	2013	2013	2014	2013
Loans
Taxable	$5,654	$5,241	$5,428	$5,649	$5,874	$10,895	$11,757
Nontaxable	13	16	13	14	16	29	40
Securities
Taxable	310	309	313	305	296	619	626
Nontaxable	179	175	181	178	174	354	344

Total interest income	6,156	5,741	5,935	6,146	6,360	11,897	12,767

Interest expense
Deposits	503	498	513	539	573	1,001	1,179
Repurchase Agreements & Other	4	11	14	13	15	15	31
Federal Home Loan Bank advances	71	74	82	83	84	145	174
Trust preferred securities	330	333	330	336	338	663	741

Total interest expense	908	916	939	971	1,010	1,824	2,125

Net interest income	5,248	4,825	4,996	5,175	5,350	10,073	10,642

Provision for loan losses	150	-	-	401	200	150	499

Net interest income after provision for loan losses	5,098	4,825	4,996	4,774	5,150	9,923	10,143

Noninterest income
Wealth Management Fees	649	632	689	669	652	1,281	1,295
Customer service fees	665	610	673	659	639	1,275	1,255
Gain on sale of mtg. loans & OMSR's	1,211	572	776	1,356	1,450	1,783	2,934
Mortgage loan servicing fees, net	156	245	241	408	418	401	597
Gain on sale of non-mortgage loans	84	23	303	44	82	107	238
Data service fees	322	306	295	333	458	628	872
Net gain on sales of securities	56	-	-	28	-	56	20
Gain/(loss) on sale/disposal of assets	(15)	(34)	(265)	15	(129)	(49)	(234)
Other income	167	205	237	198	250	372	410

Total non-interest income	3,295	2,559	2,949	3,710	3,820	5,854	7,387

Noninterest expense
Salaries and employee benefits	3,451	3,120	3,027	3,343	3,688	6,571	7,127
Net occupancy expense	485	573	494	507	513	1,058	1,054
Equipment expense	645	639	651	701	703	1,284	1,458
Data processing fees	249	211	254	189	194	460	271
Professional fees	465	338	443	456	499	803	928
Marketing expense	170	123	136	135	92	293	200
Telephone and communication	107	112	110	156	158	219	316
Postage and delivery expense	187	204	173	199	209	391	424
State, local and other taxes	95	92	138	140	138	187	272
Employee expense	140	115	154	125	126	255	278
Intangible amortization expense	131	131	129	129	153	262	306
OREO Impairment	-	-	-	-	-	-	33
Other expenses	502	421	490	482	607	922	1,083

Total non-interest expense	6,627	6,079	6,199	6,562	7,080	12,705	13,750

Income before income tax expense	1,766	1,306	1,746	1,922	1,890	3,072	3,780

Income tax expense	521	326	522	578	571	847	1,143

Net income	$1,245	$980	$1,224	$1,344	$1,319	$2,225	$2,637

Common share data:
Basic earnings per common share	$0.26	$0.20	$0.25	$0.28	$0.27	$0.46	$0.54

Diluted earnings per common share	$0.25	$0.20	$0.25	$0.28	$0.27	$0.46	$0.54

Average shares outstanding ($ in thousands):
Basic:	4,875	4,871	4,870	4,867	4,866	4,873	4,863
Diluted:	4,893	4,894	4,882	4,881	4,870	4,894	4,870

7

SB FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands, except per share data)	Three Months Ended					Six Months Ended
SUMMARY OF	June	March	December	September	June	June	June
OPERATIONS	2014	2014	2013	2013	2013	2014	2013

Net interest income	$5,248	4,825	4,996	5,175	5,350	10,073	10,642
Tax-equivalent adjustment	$99	98	100	99	98	197	198
Tax-equivalent net interest income	$5,347	4,923	5,096	5,274	5,448	10,270	10,840
Provision for loan loss	$150	-	-	401	200	150	499
Noninterest income	$3,295	2,559	2,949	3,710	3,820	5,854	7,387
Total revenue, tax-equivalent	$8,642	7,482	8,045	8,984	9,268	16,124	18,227
Noninterest expense	$6,627	6,079	6,199	6,562	7,080	12,705	13,750
Pre provision pretax income	$1,917	1,306	1,746	2,323	2,090	3,222	4,279
Pretax income	$1,767	1,306	1,746	1,922	1,890	3,072	3,780
Net income	$1,245	980	1,224	1,344	1,319	2,225	2,637

PER SHARE INFORMATION:
Basic earnings per share	$0.26	0.20	0.25	0.28	0.27	0.46	0.54
Diluted earnings per share	$0.25	0.20	0.25	0.28	0.27	0.45	0.54
Common dividends	$0.040	0.035	0.035	0.03	0.055	0.075	0.055
Book value per common share	$12.10	11.78	11.55	11.42	11.17	12.10	11.17
Tangible book value per common share	$8.67	144.34	8.06	7.89	7.63	8.67	7.63

PERFORMANCE RATIOS:
Return on average assets	0.76%	0.61%	0.76%	0.84%	0.82%	0.67%	0.82%
Return on average common equity	8.55%	6.88%	8.75%	9.82%	9.70%	7.72%	9.76%
Return on avg. tangible common equity	12.01%	7.52%	12.71%	14.43%	14.35%	10.91%	14.42%
Efficiency ratio	76.03%	80.55%	76.40%	72.40%	75.54%	78.13%	74.57%
Earning asset yield	4.16%	4.10%	4.31%	4.40%	4.58%	4.07%	4.62%
Cost of interest bearing liabilities	0.72%	0.74%	0.76%	0.79%	0.81%	0.73%	0.85%
Net interest margin	3.53%	3.39%	3.50%	3.65%	3.79%	3.45%	3.79%
Tax equivalent effect	0.07%	0.07%	0.07%	0.07%	0.07%	0.06%	0.07%
Net interest margin - fully tax equivalent basis	3.60%	3.46%	3.57%	3.72%	3.86%	3.51%	3.86%

ASSET QUALITY RATIOS:
Gross charge-offs	$330	323	163	307	213	653	349
Recoveries	$21	85	7	13	34	106	52
Net charge-offs	$309	238	156	294	179	547	297
Nonaccruing loans/ Total loans	0.79%	0.91%	1.01%	1.14%	0.95%	0.79%	0.95%
Nonperforming loans/ Total loans	1.12%	1.29%	1.38%	1.51%	1.22%	1.12%	1.22%
Nonperforming assets/ Loans & OREO	1.22%	1.41%	1.51%	1.80%	1.63%	1.22%	1.63%
Nonperforming assets/ Total assets	0.93%	1.05%	1.14%	1.36%	1.20%	0.93%	1.20%
Allowance for loan loss/ Nonperforming loans	115.8%	108.5%	105.8%	99.4%	124.2%	115.82%	124.2%
Allowance for loan loss/ Total loans	1.30%	1.40%	1.46%	1.50%	1.51%	1.30%	1.51%
Net loan charge-offs/ Average loans (ann.)	0.25%	0.20%	0.13%	0.25%	0.15%	0.22%	0.13%
Loan loss provision/ Net charge-offs	48.54%	0.00%	0.00%	136.39%	111.73%	27.42%	168.01%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	96.58%	90.46%	92.10%	91.12%	90.74%	96.58%	90.74%
Equity/ Assets	8.91%	8.89%	8.91%	8.77%	8.61%	8.91%	8.61%
Tangible equity/ Tangible assets	6.54%	54.43%	6.39%	6.23%	6.04%	6.54%	6.04%

END OF PERIOD BALANCES
Total loans	$506,127	481,924	477,303	475,233	464,035	506,127	464,035
Total assets	$662,500	646,302	631,754	633,412	631,492	662,500	631,492
Deposits	$524,067	532,719	518,234	521,543	511,378	524,067	511,378
Stockholders equity	$59,010	57,435	56,269	55,537	54,387	59,010	54,387
Intangibles	$16,746	(646,064)	17,008	17,137	17,266	16,746	17,266
Tangible equity	$42,264	703,499	39,261	38,400	37,121	42,264	37,121
Full-time equivalent employees	193	647	200	196	198	193	198
Period end basic shares outstanding	4,875	4,874	4,870	4,864	4,867	4,875	4,867

AVERAGE BALANCES
Total loans	$500,167	476,553	479,701	474,349	464,105	488,425	462,058
Total earning assets	$594,256	569,524	571,332	567,787	564,050	584,632	561,665
Total assets	$658,108	646,864	645,148	636,437	640,382	659,187	639,698
Deposits	$531,786	524,145	525,334	516,669	520,259	527,956	522,585
Stockholders equity	$58,276	56,977	55,925	54,758	54,398	57,654	54,020
Intangibles	$16,811	4,875	17,404	17,504	17,633	16,877	17,437
Tangible equity	$41,465	52,102	38,521	37,254	36,765	40,777	36,583

8

SB FINANCIAL GROUP, INC.

Rate Volume Analysis - (Unaudited)

For the Three & Six Months Ended June 30, 2014 and 2013

($ in Thousands)	Three Months Ended June 30, 2014			Three Months Ended June 30, 2013
	Average		Average	Average		Average
Assets	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$76,271	310	1.63%	$83,152	296	1.43%
Nontaxable securities	17,818	271	6.09%	16,793	264	6.28%
Federal funds sold	-	-	N/A	-	-	N/A
Loans, net	500,167	5,674	4.54%	464,105	5,898	5.08%

Total earning assets	594,256	6,255	4.21%	564,050	6,458	4.58%

Cash and due from banks	12,767			21,248
Allowance for loan losses	(6,780)			(6,960)
Premises and equipment	13,872			15,162
Other assets	43,993			46,882

Total assets	$658,108			$640,382

Liabilities
Savings and interest bearing demand	$272,189	19	0.03%	$264,530	18	0.03%
Time deposits	173,809	484	1.11%	178,162	555	1.25%
Repurchase agreements & Other	15,594	4	0.10%	11,774	15	0.51%
Advances from Federal Home Loan Bank	21,663	71	1.31%	21,571	84	1.56%
Trust preferred securities	20,620	330	6.40%	20,620	338	6.56%

Total interest bearing liabilities	503,875	908	0.72%	496,657	1,010	0.81%

Non interest bearing demand	85,788			77,567
Other liabilities	10,169			11,760

Total liabilities	599,832			585,984

Equity	58,276			54,398

Total liabilities and equity	$658,108			$640,382

Net interest income (tax equivalent basis)		$5,347			$5,448

Net interest income as a percent of average interest-earning assets			3.60%			3.86%

9

	Six Months Ended June 30, 2014			Six Months Ended June 30, 2013
	Average		Average	Average		Average
Assets	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$76,883	619	1.61%	$83,336	626	1.50%
Nontaxable securities	19,324	536	5.55%	16,271	521	6.40%
Federal funds sold	-	-	N/A	-	-	N/A
Loans, net	488,425	10,939	4.48%	462,058	11,818	5.12%

Total earning assets	584,632	12,094	4.14%	561,665	12,965	4.62%

Cash and due from banks	19,784			22,867
Allowance for loan losses	(6,881)			(6,912)
Premises and equipment	13,711			15,142
Other assets	47,941			46,936

Total assets	$659,187			$639,698

Liabilities
Savings and interest bearing demand	$269,190	136	0.10%	$262,183	39	0.03%
Time deposits	173,781	(1)	0.00%	183,151	1,140	1.24%
Repurchase agreements & Other	17,009	15	0.18%	11,625	31	0.53%
Advances from Federal Home Loan Bank	18,493	847	9.16%	19,599	174	1.78%
Trust preferred securities	20,620	663	6.43%	20,620	741	7.19%

Total interest bearing liabilities	499,093	1,661	0.67%	497,178	2,125	0.85%

Non interest bearing demand	84,985			77,251
Other liabilities	17,455			11,249

Total liabilities	601,533			585,678

Equity	57,654	4,875		54,020

Total liabilities and equity	$659,187			$639,698

Net interest income (tax equivalent basis)		$10,434			$10,840

Net interest income as a percent of average interest-earning assets			3.57%			3.86%

10